EXHIBIT INDEX

(14)(a)  Consent of Independent Registered Public Accounting Firm.

(14)(b)  Consent of Independent Registered Public Accounting Firm.

(17)(d)  Prospectus, dated Nov. 29, 2005, for RiverSource Stock Fund.

(17)(g) Statement of Additional Information, dated Nov. 29, 2005, for RiverSource New Dimensions Fund, for RiverSource Stock Fund, for RiverSource Large Cap Equity Fund and for RiverSource Disciplined Equity Fund.

(17)(h) Annual Report for the period ended July 31, 2005 for RiverSource New Dimensions Fund.

(17)(i) Annual Report for the period ended July 31, 2005 for RiverSource Large Cap Equity Fund.

(17)(j) Annual Report for the period ended July 31, 2005 for RiverSource Disciplined Equity Fund.

(17)(k) Annual Report for the period ended Sept. 30, 2004 for RiverSource Stock Fund.